EXHIBIT 99.1
Pega Cloud Revenue and ACV grow by more than 50%
•Total ACV up 21% to $738 million, powered by Pega Cloud Choice™
•Pega Cloud ACV up 56% to $211 million
•Pega Cloud Backlog grows by 26%; First Half Pega Cloud Revenue grows by 55%
CAMBRIDGE, Mass. — July 28, 2020 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering digital transformation at the world’s leading enterprises, released its financial results for the second quarter of 2020.
“I’m pleased with our results through the first half of the year as we continue to demonstrate resiliency in our business throughout this global pandemic,” said Alan Trefler, founder and CEO, Pegasystems. “Clients and prospects continue to see value in our solutions, both for their short-term crisis related needs and their longer-term digital transformation goals, and we remain confident in our long-term opportunity.”
“Our subscription revenue grew 38 percent year over year in the first half of 2020, which reflects the impact of passing the midpoint of our cloud transition,” said Ken Stillwell, CFO, Pegasystems. “This impressive result demonstrates the power of growing ACV by more than 20 percent quarter in and quarter out. With over $500 million of cash on the balance sheet and a notable portfolio of enterprise clients, Pega is in a strong position to capture an even greater share of the more than $50 billion market for digital transformation solutions.”
Financial and performance metrics (1)

(Dollars in thousands, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Total revenue	$227,375	$205,592	11%	$492,966	$418,138	18%
Net (loss) - GAAP	$(20,740)	$(32,296)	36%	$(46,112)	$(61,013)	24%
Net (loss) - Non-GAAP	$(22,236)	$(23,427)	5%	$(18,204)	$(32,803)	45%
Diluted (loss) per share - GAAP	$(0.26)	$(0.41)	37%	$(0.58)	$(0.77)	25%
Diluted (loss) per share - Non-GAAP	$(0.28)	$(0.30)	7%	$(0.23)	$(0.42)	45%
(1) A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.

(Dollars in thousands)	Three Months Ended June 30,				Change		Six Months Ended June 30,				Change
	2020		2019				2020		2019
Pega Cloud	$48,838	21%	$31,699	15%	$17,139	54%	$92,304	19%	$59,457	14%	$32,847	55%
Maintenance	72,222	33%	69,329	34%	2,893	4%	145,917	30%	137,035	33%	8,882	6%
Term license	44,266	19%	24,954	12%	19,312	77%	134,523	27%	73,268	18%	61,255	84%
Subscription (2)	165,326	73%	125,982	61%	39,344	31%	372,744	76%	269,760	65%	102,984	38%
Perpetual license	9,057	4%	19,320	9%	(10,263)	(53)%	12,716	3%	34,270	8%	(21,554)	(63)%
Consulting	52,992	23%	60,290	30%	(7,298)	(12)%	107,506	21%	114,108	27%	(6,602)	(6)%
Total revenue	$227,375	100%	$205,592	100%	$21,783	11%	$492,966	100%	$418,138	100%	$74,828	18%
(2) Reflects client arrangements (term license, Pega Cloud, and maintenance) that are subject to renewal.

Note: See the schedules at the end of this release for additional information.
Quarterly conference call
A conference call and audio-only webcast will be conducted at 5:00 p.m. EDT on July 28, 2020.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-888-394-8218 (domestic), 1-323-701-0225 (international), or via webcast (http://public.viavid.com/index.php?id=140614) by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.

Discussion of Non-GAAP financial measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we provide Non-GAAP measures, including in this release. We utilize several different financial measures, both GAAP and Non-GAAP, to analyze and assess the business’ overall performance, make operating decisions, and forecast and plan for future periods. Our annual financial plan is prepared on both a GAAP and a Non-GAAP basis. We use Non-GAAP measures in the evaluation process to establish management’s compensation because of the importance of these measures in managing the business.
The Non-GAAP measures exclude the effects of stock-based compensation expense, amortization of intangible assets, foreign currency transaction gains and losses, costs arising in connection with the issuance of our convertible senior notes and the related capped call transactions, gains and losses arising from our venture investments, gains and losses from our capped call transactions, gains and losses arising in connection with the change in the format of PegaWorld, and related income tax effects. We believe these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results.
These Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures. They should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.
A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.
Forward-looking statements
Certain statements contained in this press release may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually, or variations of such words and other similar expressions are intended to identify forward-looking statements, which are based on current expectations and assumptions.
These forward-looking statements deal with future events, and are subject to various risks and uncertainties that are difficult to predict, including, but not limited to, statements about our future financial performance and business plans, the adequacy of our liquidity and capital resources, the continued payment of quarterly dividends, the timing of revenue recognition, management of our transition to a more subscription-based business model, variation in demand for our products and services, including among clients in the public sector, the impact of actual or threatened public health emergencies, such as the Coronavirus (COVID-19), reliance on third-party service providers, compliance with our debt obligations and debt covenants, the potential impact of our convertible senior notes and related Capped Call Transactions, reliance on key personnel, the continued uncertainties in the global economy, foreign currency exchange rates, the potential legal and financial liabilities and reputation damage due to cyber-attacks, security breaches and security flaws, our ability to protect our intellectual property rights and costs associated with defending such rights, maintenance of our client retention rate, and management of our growth. These risks and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”). These documents are available on our website at www.pega.com/about/investors.
Except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.
The forward-looking statements contained in this press release represent our views as of July 28, 2020.
About Pegasystems
Pega is the leader in cloud software for customer engagement and operational excellence. The world’s most recognized and successful brands rely on Pega’s AI-powered software to optimize every customer interaction on any channel while ensuring their brand promises are kept. Pega’s low-code application development platform allows enterprises to quickly build and evolve apps to meet their customer and employee needs and drive digital transformation on a global scale. For more than 35 years, Pega has enabled higher customer satisfaction, lower costs, and increased customer lifetime value.

Press contact:
Lisa Pintchman
Pegasystems Inc.
lisa.pintchman@pega.com
(617) 866-6022
Twitter: @pega
Investor contact:
Garo Toomajanian
ICR for Pegasystems Inc.
pegainvestorrelations@pega.com
(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Software license	$53,323	$44,274	$147,239	$107,538
Maintenance	72,222	69,329	145,917	137,035
Pega Cloud	48,838	31,699	92,304	59,457
Consulting	52,992	60,290	107,506	114,108
Total revenue	227,375	205,592	492,966	418,138
Cost of revenue
Software license	979	928	1,663	2,306
Maintenance	5,591	6,292	11,167	12,627
Pega Cloud	18,988	16,647	36,521	29,945
Consulting	51,133	53,213	106,868	106,639
Total cost of revenue	76,691	77,080	156,219	151,517
Gross profit	150,684	128,512	336,747	266,621
Operating expenses
Selling and marketing	127,607	116,962	263,631	225,827
Research and development	58,869	49,714	117,596	100,310
General and administrative	15,655	14,174	31,285	26,850
Total operating expenses	202,131	180,850	412,512	352,987
(Loss) from operations	(51,447)	(52,338)	(75,765)	(86,366)
Foreign currency transaction gain (loss)	4,256	2,105	(1,691)	(1,607)
Interest income	242	544	849	1,267
Interest expense	(5,529)	—	(7,835)	—
Gain on capped call transactions	19,419	—	827	—
Other income, net	—	55	1,374	55
(Loss) before (benefit from) income taxes	(33,059)	(49,634)	(82,241)	(86,651)
(Benefit from) income taxes	(12,319)	(17,338)	(36,129)	(25,638)
Net (loss)	$(20,740)	$(32,296)	$(46,112)	$(61,013)
(Loss) per share
Basic	$(0.26)	$(0.41)	$(0.58)	$(0.77)
Diluted	$(0.26)	$(0.41)	$(0.58)	$(0.77)
Weighted-average number of common shares outstanding
Basic	80,224	78,987	80,016	78,787
Diluted	80,224	78,987	80,016	78,787

PEGASYSTEMS INC.
UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Net (loss) - GAAP	$(20,740)	$(32,296)	36%	$(46,112)	$(61,013)	24%
Amortization of intangible assets	1,017	1,656		2,034	4,592
Stock-based compensation (2)	25,655	20,047		48,831	38,397
Foreign currency transaction (gain) loss	(4,256)	(2,105)		1,691	1,607
Convertible senior notes	4,315	—		6,033	—
Capped call transactions	(19,419)	—		(827)	—
Venture investments	—	—		(1,374)	—
PegaWorld	(2,758)	—		2,515	—
Income tax effects (3)	(6,050)	(10,729)		(30,995)	(16,386)
Net (loss) - Non-GAAP	$(22,236)	$(23,427)	5%	$(18,204)	$(32,803)	45%

Diluted (loss) per share - GAAP	$(0.26)	$(0.41)	37%	$(0.58)	$(0.77)	25%
Non-GAAP adjustments	(0.02)	0.11		0.35	0.35
Diluted (loss) per share - Non-GAAP	$(0.28)	$(0.30)	7%	$(0.23)	$(0.42)	45%

Diluted weighted-average number of common shares outstanding - GAAP	80,224	78,987	2%	80,016	78,787	2%
Diluted weighted-average number of common shares outstanding - Non-GAAP	80,224	78,987	2%	80,016	78,787	2%
(1) Our Non-GAAP financial measures reflect adjustments based on the following items:
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our Non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues. Amortization of intangible assets is likely to recur in future periods.
•Stock-based compensation: We have excluded stock-based compensation from our Non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues, we continue to evaluate our business performance excluding stock-based compensation.
•Foreign currency transaction (gain) loss: We have excluded foreign currency transaction gains and losses from our Non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by changes in foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods.
•Convertible senior notes: In February 2020, we issued $600 million of convertible senior notes, which bear interest at an annual fixed rate of 0.75%. A debt discount resulting from the conversion feature and debt issuance costs reduced the convertible debt instrument's carrying value. The debt discount and issuance costs are amortized as interest expense over the life of the debt based upon an effective interest rate of 4.31%. We believe excluding these amounts provides a more useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses from our privately negotiated capped call transactions entered into concurrent with our issuance of the convertible senior notes to reduce potential dilution to our common stock upon any conversion of the convertible senior notes and/or offset any cash payments we are required to make in excess of the principal amount of convertible senior notes that may be converted, with such reduction and/or offset subject to a cap. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
•Venture investments: We have excluded gains and losses from our venture investments. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.

•PegaWorld: Due to the global COVID-19 pandemic, to help ensure the health and safety of attendees and employees, we converted our annual PegaWorld conference from a multi-day live event to a free virtual event. We have excluded the incremental fees we incurred due to the cancellation of the live event from our Non-GAAP operating expenses and profitability measures. The three months ended June 30, 2020 include a reduction of expenses of $2.8 million due to the favorable settlement of cancellation fees owed to vendors of the live event portion.
For additional information about our use of Non-GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see “Discussion of Non-GAAP financial measures” included earlier in this release and below.

(2) Stock-based compensation was:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Cost of revenues	$5,384	$4,911	$10,536	$9,430
Selling and marketing	11,592	8,364	21,310	15,738
Research and development	5,805	4,572	11,302	9,132
General and administrative	2,874	2,200	5,683	4,097
	$25,655	$20,047	$48,831	$38,397
Income tax benefit	$(5,107)	$(4,056)	$(9,689)	$(7,796)
(3) Effective income tax rates were:

	Six Months Ended June 30,
	2020	2019
GAAP	44%	30%
Non-GAAP	22%	22%
Our effective income tax rate under GAAP is subject to significant fluctuations due to a variety of factors, including excess tax benefits generated by our stock-based compensation plans, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our Non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors, including our historical and forecast earnings by jurisdiction, discrete items, and our ability to realize tax assets. We believe it is beneficial for our management to review our Non-GAAP results consistent with the effective income tax rate in our annual plan as established at the beginning of each year given this tax rate volatility.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$512,111	$68,363
Receivables (billed and unbilled)	489,247	501,675
Goodwill	78,675	79,039
Other assets	416,252	335,735
Total assets	$1,496,285	$984,812
Liabilities and stockholders’ equity
Accrued expenses, including compensation and related expenses	$123,062	$152,127
Deferred revenue, current	195,996	190,080
Convertible senior notes, net	509,423	—
Other liabilities	111,522	103,595
Stockholders’ equity	556,282	539,010
Total liabilities and stockholders’ equity	$1,496,285	$984,812

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2020	2019
Net (loss)	$(46,112)	$(61,013)
Adjustments to reconcile net (loss) to cash (used in) provided by operating activities
Non-cash items	69,969	73,562
Change in operating assets and liabilities, net	(45,056)	(4,829)
Cash (used in) provided by operating activities	(21,199)	7,720
Cash (used in) provided by investing activities	(19,404)	17,210
Cash provided by (used in) financing activities	485,293	(44,367)
Effect of exchange rate changes on cash and cash equivalents	(942)	515
Net increase (decrease) in cash and cash equivalents	443,748	(18,922)
Cash and cash equivalents, beginning of period	68,363	114,422
Cash and cash equivalents, end of period	$512,111	$95,500

PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE (“ACV”)
(in millions, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. ACV for term license and Pega Cloud contracts is calculated by dividing the contract’s total value by the duration of the contract in years. ACV for maintenance is calculated as maintenance revenue for the quarter then ended multiplied by four. Client Cloud ACV is composed of maintenance ACV and ACV from term license contracts. We believe the presentation of ACV on a constant currency basis enhances the understanding of our results, as it provides visibility into the impact of changes in foreign currency exchange rates, which are outside of our control. All periods shown reflect foreign currency exchange rates as of June 30, 2020.

	June 30, 2020	June 30, 2019	Change
Maintenance	$289	$277	$12	4%
Term	238	199	39	20%
Client Cloud	527	476	51	11%
Pega Cloud	211	135	76	56%
Total	$738	$611	$127	21%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Backlog represents contracted revenue that has not yet been recognized and includes deferred revenue and non-cancellable amounts that are expected to be invoiced and recognized as revenue in future periods.

	June 30, 2020
	Perpetual license	Term license	Maintenance	Pega Cloud	Consulting	Total
1 year or less	$8,120	$53,550	$186,618	$191,187	$21,923	$461,398	57%
1-2 years	1,700	6,187	40,153	140,860	1,986	190,886	23%
2-3 years	—	6,460	20,671	88,273	631	116,035	14%
Greater than 3 years	—	646	10,517	37,071	626	48,860	6%
	$9,820	$66,843	$257,959	$457,391	$25,166	$817,179	100%

Change in Backlog Since June 30, 2019
	$(830)	$23,259	$63,395	$95,328	$7,738	$188,890
	(8)%	53%	33%	26%	44%	30%

	June 30, 2019
	Perpetual license	Term license	Maintenance	Pega Cloud	Consulting	Total
1 year or less	$8,429	$38,080	$173,421	$124,134	$16,259	$360,323	57%
1-2 years	915	4,678	12,530	98,842	942	117,907	19%
2-3 years	1,306	641	5,801	75,828	227	83,803	13%
Greater than 3 years	—	185	2,812	63,259	—	66,256	11%
	$10,650	$43,584	$194,564	$362,063	$17,428	$628,289	100%